EXHIBIT 3.175

Microfilm Number ________________________	Filed with the Department of State on DEC 10 1998

Entity Number 2849754	/s/ [ILLEGIBLE]

Acting Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB. 15-8912 (Rev 95)

          In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate or organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited liability company is: TRC One Logan, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	Plymouth Meeting Executive Campus
(a)	600 West Germantown Pike, Suite 221	Plymouth Meeting,	PA	19462	Montgomery

	Number and Street	City	State	Zip	County

(b)	c/o:	N/A

		Name of Commercial Registered Office Provider	County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS

Frank J. Ferro	4100 One Commerce Square, 2005 Market Street
Philadelphia, PA 19103-7041

4.	(Strike out if inapplicable): A member’s interest in the company is to be evidenced by a certificate of membership interest:

5.	(Strike out if inapplicable): Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is: N/A

Month	Day	Year	Hour, if any

7.	(Strike out if inapplicable): The company is a restricted professional company organized to render the following restricted professional service(s):

8.	For additional provisions of the certificate, If any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 18th day of December, 1998.

/s/ Frank J. Ferro

Frank J. Ferro

2004091 - 330

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa.C.S.)

Entity Number
2849754	Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	Pepper Hamilton LLP		Document will be returned to the name and address you enter to the left.
________________________________________________________________________________
Address	200 One Keystone Plaza
	North Front and Market Streets		<=
P.O. Box 1101
________________________________________________________________________________
City	State	Zip Code
Harrisburg,	PA	17108-1181
________________________________________________________________________________

Fee: $70

Filed in the Department of State on SEP 22 2004

/s/ [ILLEGIBLE]

Secretary of the Commonwealth

     In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is:
TRC One Logan, L.L.C.

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 12/10/1998

3.	Check, and if appropriate complete, one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on:__________ at__________.
	Date	Hour

2004091 - 331

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this

21st day of September, 2004.

TRC One Logan, L.L.C.

Name of Limited Partnership/Limited Liability Company

/s/Gerard H. Sweeney

Signature

President & CEO

Title

2004091 - 332

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

TRC ONE LOGAN, L.L.C.

The Certificate of Organization of TRC One Logan, L.L.C. shall be amended as follows:

          1. The name of the limited liability company is Brandywine One Logan LLC.

          2. The address of the limited liability company’s initial registered office in this Commonwealth and in the county of venue is 401 Plymouth Road, Suite 500, Plymouth Meeting, Pennsylvania 19462, County of Montgomery.